Exhibit 99.1

Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe/Asia)

Logitech Reaffirms FY 2025 Financial Outlook; Withdraws FY 2026 Financial Outlook Due to Tariff Environment

LAUSANNE, Switzerland and SAN JOSE, Calif., April 10, 2025 — SIX SWISS Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI), reaffirmed its financial outlook for its fiscal year ended March 31, 2025. Given the continuing uncertainty of the tariff environment, the Company withdrew its outlook for Fiscal Year 2026.
•Current Fiscal Year 2025 outlook: Logitech confirmed its current Fiscal Year 2025 outlook of between $4.54 billion and $4.57 billion in net sales, representing year-over-year sales growth of 5.4% and 6.4% in US dollars, and 6.2% to 7.1% in constant currency, and non-GAAP operating income between $755 million and $770 million.

•Withdrawal of Fiscal Year 2026 outlook: Logitech withdrew its outlook for Fiscal Year 2026 given the continuing uncertainty of the tariff environment.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included certain non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed in our “GAAP to Non-GAAP Reconciliation” under “Supplemental Financial Information” in our earnings press release for the quarter ended December 31, 2024 and posted to our website at http://ir.logitech.com. Logitech also presents percentage sales growth (decline) in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook, and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for non-GAAP financial outlook for fiscal year 2025.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding our Fiscal Year 2025 outlook for sales and non-GAAP operating income. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: final closing of the accounting books and records and quarterly and fiscal year end accounting adjustments. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release, except as required by law.
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Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.
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